UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W Suite 300
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 200-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CSG Systems International, Inc. (“CSG” or the “Company”) Board of Directors have approved the following changes to CSG’s executive management team:

Kenneth M. Kennedy

On August 30, 2023, the Company announced the termination without cause of Kenneth M. Kennedy, Chief Operating Officer and President – Revenue Management and Digital Monetization, effective September 10, 2023.

Mr. Kennedy has agreed to provide transition services to the Company through the end of 2023, pursuant to a Transition Services Agreement. Mr. Kennedy will also be eligible to receive severance pursuant to the terms of a Severance and Release Agreement reflecting the terms of the Company’s Executive Severance Plan. The Transition Services Agreement and Severance and Release Agreement are in the process of being finalized and will be filed with a Form 8-K/A when executed.

David N. Schaaf

On August 30, 2023, the Company announced the termination without cause of David N. Schaaf, Chief Accounting Officer and Treasurer, who also serves as the Company’s principal accounting officer. The separation is not a result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting. Mr. Schaaf’s separation will take effect during September 2023, and he has agreed to provide transitional services to the Company up to April 1, 2024.

Lori J. Szwanek

Effective September 2023, Lori J. Szwanek, 57, will assume the role of Chief Accounting Officer and will serve as the Company’s principal accounting officer. Upon assuming her role, Ms. Szwanek will participate in the existing Company plans applicable to Senior Vice Presidents. Ms. Szwanek brings nearly 35 years of accounting, finance, and business experience, having most recently served as Chief Accounting Officer at Orion Advisor Solutions for the last two years. Prior to that, she held a variety of roles over 25 years in CSG’s accounting function, including most recently as Vice President and Global Controller. Ms. Szwanek is a graduate of Midland University and a member of the American Institute of Certified Public Accountants (AICPA) and the Nebraska Society of CPAs.

There are no family relationships involving Ms. Szwanek that are reportable under Item 401(d) of Regulation S-K. Additionally, there are no related party transactions involving Ms. Szwanek that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the changes to CSG’s executive management team, dated August 30, 2023, is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of CSG Systems International, Inc., dated August 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date:	August 30, 2023	By:	/s/ Rasmani Bhattacharya
Rasmani Bhattacharya Executive Vice President and Chief Legal Officer